UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

Li-Cycle Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Province of Ontario, Canada	001-40733	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Queens Quay West, Suite 590, Toronto, ON M5J IA7, Canada

(Address of principal executive offices, including zip code)

(877) 542-9253

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	LICY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Arrangement Agreement

On November 7, 2024 (the “Effective Date”), Li-Cycle U.S. Inc. (“Li-Cycle U.S.” or the “Borrower”), Li-Cycle North America Hub, Inc. (“HubCo”) and Li-Cycle Inc. (“SpokeCo” and, collectively with Li-Cycle U.S. and HubCo, the “Borrower Entities”) (each a subsidiary of Li-Cycle Holdings Corp. (the “Company”)) entered into a Loan Arrangement and Reimbursement Agreement (the “Arrangement Agreement”) with the United States Department of Energy (“DOE”) for an approximately 15-year term loan (the “DOE Loan Facility”) with an aggregate loan amount of up to $475 million, through the DOE’s Advanced Technology Vehicles Manufacturing Incentive Program (the “ATVM Program”), to support development of the Company’s flagship Rochester Hub project, located in upstate New York (the “Rochester Hub Project”).

Pursuant to the terms of the Arrangement Agreement, the Borrower may access funds through periodic draws through March 31, 2027 as eligible costs are incurred. There are no scheduled principal repayments under the DOE Loan Facility prior to June 15, 2027, and interest during the availability period may be capitalized, instead of being paid in cash, in an amount of up to approximately $30 million (which maximum amount is included in the aggregate loan amount of up to $475 million). The interest rate for each advance will be set by the Federal Financing Bank based on the cost of funds to the United States Department of the Treasury for obligations of comparable maturity at the date of the advance, with 0% spread. The final maturity date is March 15, 2040.

The Borrower’s ability to borrow under the DOE Loan Facility is subject to the satisfaction or waiver of certain conditions precedent, including:

(i)	completing the first draw on the DOE Loan Facility (the “First Advance”) prior to the date that is twelve months after the Effective Date (i.e., November 7, 2025);

(ii)	fully satisfying the obligation to make certain base equity contributions to the Rochester Hub Project (the “Base Equity Contribution”), on or prior to the date of First Advance; and

(iii)

settling certain existing commitments relating to the Rochester Hub Project for costs incurred but not yet paid, on or prior to the date of First Advance (approximately $92 million as of September 30, 2024).

The amount of the Base Equity Contribution includes an estimated approximately $173 million to fund reserve accounts required under the DOE Loan Facility (“Reserve Accounts”), of which up to approximately $97 million can be satisfied through delivery of letters of credit. The estimated amount of the Reserve Accounts required under the DOE Loan Facility is based on the Company’s current forecasts and may change prior to First Advance. The Reserve Accounts include project construction, ramp-up, and Spoke capital expenditure reserves. The majority of the funds in the Reserve Accounts are expected to be released to the Borrower on or before the completion of the Rochester Hub Project. Funding of the Reserve Accounts does not constitute capital expenditure on the Rochester Hub Project, and the requirement to fund the Reserve Accounts is in addition to the estimated total capital cost of the Rochester Hub Project through to mechanical completion.

The Company is also required to maintain a minimum unrestricted cash balance after First Advance of $20 million prior to completion of the Rochester Hub Project, and of $10 million following completion of the Rochester Hub Project (the “Minimum Cash Balance”).

The Company estimates the total capital cost of the Rochester Hub Project through to mechanical completion to be approximately $960 million, of which the remaining cost to complete the project (“CTC”) is approximately $487 million. The CTC includes commitments related to the project for costs incurred but not yet paid (approximately $92 million as of September 30, 2024). The total capital cost for the Rochester Hub Project through to mechanical completion excludes costs for project commissioning, ramp-up, working capital or financing.

The Company is actively exploring financing and strategic alternatives for a complete funding package needed to restart the construction of the Rochester Hub Project (of which the DOE Loan Facility is a key component) and for general corporate purposes. The complete funding package would assist in satisfying the funding conditions for First Advance under the DOE Loan Facility, including funding the remaining Base Equity Contribution (which includes the reserve account requirements) and the Minimum Cash Balance.

The Arrangement Agreement contains representations and warranties, as well as affirmative and negative covenants that include, among others, a requirement that the Rochester Hub Project be conducted in accordance with the business plan for such project, compliance with all requirements of the ATVM Program, and limitations on the ability to incur indebtedness, incur liens, make investments or loans, enter into mergers or acquisitions, dispose of assets, pay dividends or make distributions on capital stock, prepay indebtedness, pay management, advisory or similar fees to affiliates, enter into certain material agreements and affiliate transactions, enter into new lines of business and enter into certain restrictive agreements.

Li-Cycle U.S. is the borrower under the DOE Loan Facility and the obligations under the DOE Loan Facility are guaranteed by HubCo and SpokeCo. The obligations under the Arrangement Agreement are required to be secured by a first priority security interest (subject to customary exceptions and permitted liens) in, among other things, the assets of the Borrower Entities, the shares of the Borrower Entities, and certain rights, title, and interests in the Rochester Hub Project of the Company and Li-Cycle Americas Corp (“Li-Cycle Americas”).

The Arrangement Agreement also contains customary events of default, as well as customary notice periods and remedies with respect to the occurrence of an event of default.

Sponsor Support Agreement

On November 7, 2024, the Company entered into a Sponsor Support and Subordination Agreement (the “Sponsor Support Agreement”), with Li-Cycle Americas (together with the Company, the “Parent Entities”), Li-Cycle U.S., Citibank, N.A. acting through its Agency and Trust Division (as Collateral Agent) and the DOE.

Under the terms of the Sponsor Support Agreement, the Company is required, prior to the First Advance of funds under the DOE Loan Facility, to provide the Base Equity Contribution. In addition, the Parent Entities agree that, until repayment of all borrowings under the DOE Loan Facility, indebtedness and obligations of any Borrower Entity to any Parent Entity shall be subordinated to borrowings under the DOE Loan Facility and shall be payable solely in accordance with the restricted payment covenant in the Arrangement Agreement. The Sponsor Support Agreement also contains representations and warranties and affirmative and negative covenants, including with respect to the obligations of the Parent Entities to support the obligations of the Borrower Entities under the Arrangement Agreement, and of the Company to maintain the Minimum Cash Balance after First Advance.

The foregoing descriptions of the Arrangement Agreement, the Sponsor Support Agreement, the DOE Loan Facility and certain related agreements are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 10.1-10.8 to this Current Report on Form 8-K (the “Report”) and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On November 7, 2024, the Company issued a press release announcing the execution of the Arrangement Agreement. A copy of the Company’s press release is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act.

The following Exhibits are filed as part of this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1†††	Loan Arrangement and Reimbursement Agreement, dated November 7, 2024, among the United States Department of Energy (as DOE), Li-Cycle U.S. Inc. (as Borrower), Li-Cycle North America Hub, Inc. (as Subsidiary Guarantor) and Li-Cycle Inc. (as Subsidiary Guarantor).

10.2††	Note Purchase Agreement, dated November 7, 2024, among Li-Cycle U.S. Inc. (as Borrower), the United States Department of Energy (as DOE), and the Federal Financing Bank (as FFB).

10.3†	Future Advance Promissory Note No.1, dated as of November 7, 2024, among Li-Cycle U.S. Inc. (as Borrower) and the Federal Financing Bank (as FFB, in its capacity as the holder of the note, and including any successor or assignee of FFB).

10.4†	Future Advance Promissory Note No. 2, dated as of November 7, 2024, among Li-Cycle U.S. Inc. (as Borrower) and the Federal Financing Bank (as FFB, in its capacity as the holder of the note, and including any successor or assignee of FFB).

10.5†††	Sponsor Support and Subordination Agreement, dated November 7, 2024, among Li-Cycle Holdings Corp. (as Sponsor), Li-Cycle Americas Corp. (as Parent), Li-Cycle U.S. Inc. (as Borrower), Citibank, N.A. acting through its Agency and Trust Division (as Collateral Agent) and the United Sates Department of Energy (as DOE).

10.6†††	Collateral Agency and Accounts Agreement, dated as of November 7, 2024, among Li-Cycle U.S. Inc. (as Borrower), Li-Cycle North America Hub, Inc. (as Subsidiary Guarantor), Li-Cycle Inc. (as Subsidiary Guarantor), the United States Department of Energy (as DOE), Collateral Agent and Citibank, N.A., acting through its Agency and Trust Division (as Depositary Bank).

10.7†	Security Agreement, dated November 7, 2024, among Li-Cycle U.S. Inc. (as Borrower), Li-Cycle North America Hub, Inc. (as Subsidiary Guarantor), Li-Cycle Inc. (as Subsidiary Guarantor), and Citibank, N.A., acting through its Agency and Trust Division (as Collateral Agent).

10.8†	Equity Pledge Agreement, dated as of November 7, 2024, among Li-Cycle Americas Corp. (as Pledgor) and Citibank, N.A., acting through its Agency and Trust Division (as Collateral Agent).

99.1	Press Release, dated November 7, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL).

†	Schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The Company hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.
††

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, portions of this exhibit have been omitted because the Company customarily and actually treats the omitted portions as private or confidential, and such portions are not material and would likely cause it competitive harm if publicly disclosed. The Company will supplementally provide an unredacted copy of this exhibit to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	President & CEO and Director

Date: November 7, 2024